EXHIBIT 4.3.3

     THIRD SUPPLEMENTAL INDENTURE, dated as of April 18, 2005 (the “Third Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein, California Urban Builders, Inc. and California Urban Homes, LLC (together, the “Additional Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

     WHEREAS, the Issuer, the Guarantors thereto and the Trustee are parties to that certain Indenture dated as of April 21, 2004 (the “Indenture”) pursuant to which the Company issued its 7% Senior Notes 2014 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;

     WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Colorado, Inc. and the Trustee are parties to the First Supplemental Indenture, dated as of May 14, 2004 pursuant to which Meritage Homes of Colorado, Inc. was added as a Guarantor;

     WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Florida, Inc. and the Trustee are parties to the Second Supplemental Indenture, dated as of December 20, 2004 pursuant to which Meritage Homes of Florida, Inc. was added as a Guarantor;

     WHEREAS, pursuant to Section 4.13 of the Indenture, if the Issuer acquires or creates any additional subsidiary which is a Restricted Subsidiary, each such subsidiary shall execute and deliver a supplemental indenture pursuant to which such subsidiary shall unconditionally guaranty the Issuer’s obligations under the Notes;

     WHEREAS, the Additional Guarantors are each a Restricted Subsidiary of the Issuer;

     WHEREAS, the Issuer and the Trustee desire to have the Additional Guarantors enter into this Third Supplemental Indenture and agree to guaranty the obligations of the Issuer under the Indenture and the Notes and the Additional Guarantors desire to enter into this Third Supplemental Indenture and to guaranty the obligations of the Issuer under the Indenture and the Notes as of such date;

     WHEREAS, Section 8.01 of the Indenture provides that the Issuer, the Guarantors and the Trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;

     WHEREAS, by entering into this Third Supplemental Indenture, the Issuer and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;

     WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and

     WHEREAS, all acts and things prescribed by the charter documents of the Additional Guarantors (as now in effect) necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Additional Guarantors for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Additional Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

     1. Additional Guarantors as Guarantors. As of the date hereof and pursuant to this Third Supplemental Indenture, the Additional Guarantors shall each become a Guarantor under the definition of Guarantor in the Indenture in accordance with the terms and conditions of the Indenture and shall assume all rights and obligations of a Guarantor thereunder.

     2. Compliance with and Fulfillment of Condition of Section 4.13. The execution and delivery of this Third Supplemental Indenture by the Additional Guarantors (along with such documentation relating thereto as the Trustee shall require) fulfills the obligations of the Issuer under Section 4.13 of the Indenture.

     3. Construction. For all purposes of this Third Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular Section hereof.

     4. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantors, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantors.

     5. Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     6. Holders Bound. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     7. Successors and Assigns. This Third Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     8. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

     9. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

     IN WITNESS WHEREOF, the Issuer, the Additional Guarantors and the Trustee have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

ISSUER: MERITAGE HOMES CORPORATION
By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman, Co-President and Co-Chief Executive Officer

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Chief Financial Officer, Vice President-Finance and Secretary

ADDITIONAL GUARANTORS: CALIFORNIA URBAN BUILDERS, INC.
By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

CALIFORNIA URBAN HOMES, LLC
By:	Meritage Homes of California, Inc.
Its:	Sole Member and Manager

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Madeliena J. Hall
Its: Vice President

GUARANTORS: MONTEREY HOMES ARIZONA, INC.
By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-CEO, President and Chief Executive Officer

MERITAGE PASEO CROSSING, LLC
By:	Meritage Homes of Arizona, Inc., its Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-CEO and Chairman

MONTEREY HOMES CONSTRUCTION, INC.
By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-CEO, President and Chief Executive Officer

MERITAGE PASEO CONSTRUCTION, LLC
By:	Meritage Homes Construction, Inc., its Sole
Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-CEO and Co-Chairman

MERITAGE HOMES OF ARIZONA, INC.
By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-CEO and Co-Chairman

MERITAGE HOMES CONSTRUCTION, INC.
By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-CEO and Co-Chairman

MTH-TEXAS GP, INC.
By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

MTH-TEXAS LP, INC.
By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

LEGACY/MONTEREY HOMES L.P.
By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

MERITAGE HOMES OF CALIFORNIA, INC.
By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-CEO, President and Chief Executive Officer

LEGACY OPERATING COMPANY, L.P.
By:	Meritage Holdings, L.L.C., its General Partner

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

HULEN PARK VENTURE, LLC
By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

MERITAGE HOLDINGS, L.L.C.
By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

MTH HOMES-TEXAS, L.P.
By:	MTH-Texas GP II, Inc., its General Partner

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

MTH-TEXAS GP II, INC.
By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

MTH-TEXAS LP II, INC.
By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

MTH-HOMES NEVADA, INC.
By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman and Chief Executive Officer

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

MTH-CAVALIER, LLC
By:	Monterey Homes Construction, Inc., its Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-CEO, President and Chief Executive Officer

MTH GOLF
By:	Meritage Homes Construction, Inc., its Sole Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman and Co-CEO

LEGACY-HAMMONDS MATERIALS, L.P.
By:	Meritage Holdings, L.L.C., its General Partner

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

MERITAGE HOMES OF COLORADO, INC.
By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman and CEO

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary

MERITAGE HOMES OF FLORIDA, INC.
By:	/s/ Steven J. Hilton
	Name:	Steven J. Hilton
	Title:	Co-Chairman

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Vice President-Secretary